SECURITY AGREEMENT

         THIS SECURITY  AGREEMENT (this "AGREEMENT") is made by and between CARL
M. FREEMAN ASSOCIATES, INC., a Maryland corporation ("SECURED PARTY"), and JOSHUA M. FREEMAN ("DEBTOR"), effective as of May 26, 1998.

                                    RECITALS:

         I. Debtor has purchased, using financing provided by Secured Party, a membership interest in CMF RQI Holdings L.L.C., a Delaware limited liability company ("CMF RQI").

         II. In connection with such financing for the purchase of Debtor's membership interest in CMF RQI, Debtor has executed that certain Promissory Note of even date herewith payable to the order of Secured Party (the "CMF RQI NOTE").

         III. In further consideration of the agreement by Secured Party to provide purchase money financing in connection with Debtor's purchase of a membership interest in CMF RQI, Debtor has agreed that the CMF RQI Note shall be secured by a security interest in all of Debtor's interest in CMF RQI.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         A. As security for the Obligations (as hereinafter defined), Debtor does hereby assign, grant, and set over to Secured Party, and agrees that Secured Party shall have a security interest in (i) all of Debtor's right, title and interest in and to CMF RQI and (ii) all of Debtor's rights and interests in and under the operating agreement or other governing documents of CMF RQI, such security interest to include, without limitation, any dividends or distributions payable thereunder, and proceeds of any of the above (collectively, the "COLLATERAL"). For purposes hereof, the "OBLIGATIONS" shall be deemed to consist of all debts, liabilities and obligations evidenced or arising under (i) the CMF RQI Note, including any extensions, renewals, refinancings or changes in form thereof, and (ii) this Agreement, as may now or hereafter be amended. Accordingly, Debtor acknowledges and agrees that all of the Collateral shall remain subject to the lien and other terms hereof until all of the Obligations shall have been paid in full.

         B. Debtor and Secured Party agree that any and all dividends or distributions from CMF RQI to which Debtor is entitled shall be paid directly to the Secured Party and, to the extent any such dividends or distributions consist of cash, applied by the Secured Party to the Obligations, in such order as may be provided in the CMF RQI Note.


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         C. At any time and from time to time,  upon  request of Secured  Party,
Debtor will give, execute, file and/or record any notice, financing statement, continuation statement, instrument, document or agreement that Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or which Secured Party may consider necessary or desirable to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, Secured Party is authorized to (i) file with respect to the Collateral one or more financing statements, continuation statements or other documents without the signature of Debtor and to name therein Debtor as debtor and Secured Party as secured party, and (ii) correct or complete, or cause to be corrected or completed, any financing statements, continuation statements or other such documents as have been filed naming Debtor as debtor and Secured Party as secured party.

         D. Debtor represents that it owns all of the Collateral free and clear of all liens and encumbrances. Debtor agrees that he will not encumber or grant a security interest in or file a financing statement covering the Collateral, or permit any of the foregoing, without the prior written consent of Secured Party, and Debtor hereby represents that he has not heretofore done so.

         E. Each of the following shall constitute an event of default ("EVENT OF DEFAULT") hereunder: (a) if Debtor shall fail to make any payment of any of the Obligations as and when due, (b) if Debtor has made any representation, warranty or statement to Secured Party that is false or misleading in any material respect at the time made, or becomes false or misleading at any time thereafter in or with respect to, or has breached any provision of, this Agreement , (c) if Debtor shall become insolvent, (d) if a receiver or a trustee for all or any part of Debtor's property shall be appointed, (e) if any assignment for the benefit of Debtor's creditors shall be made, (f) if a petition in bankruptcy shall be filed by or against Debtor, (g) if any proceeding under any bankruptcy or insolvency law or any law relating to the relief of debtors or readjustments of indebtedness shall be commenced by or against Debtor, or (h) if this Agreement ceases to be in full force and effect (including the failure of this Agreement to create and maintain a valid and perfected first priority security interest in the Collateral) at any time and for any reason or if any of the Collateral shall be attached or distrained at any time pursuant to any court order or other legal process.

         If an Event of Default shall occur, then all Obligations shall become immediately due and payable and Secured Party may avail itself of all rights and remedies granted a secured party under the Uniform Commercial Code in force in the State of Maryland or Delaware or the Commonwealth of Virginia, including, without limiting the generality of the foregoing, the right to sell, assign and deliver the Collateral, or any part thereof, at public or private sale in the State of Maryland or elsewhere as Secured Party may determine in good faith and at such prices as Secured Party may deem best. At any such sale Secured Party shall have the right to purchase the Collateral, or any part thereof, to the full extent permitted by law. At any such sale Secured Party may, in its discretion, restrict the prospective bidders or purchasers to persons who will represent and warrant that they are acquiring the Collateral for their own account, for investment only and not with a view toward the resale or distribution thereof and who will make such further representations and warranties as Secured Party may, in its discretion, deem necessary or desirable to assure Secured Party that such prospective bidders or purchasers are, with respect to the applicable federal and state securities laws and rules, suitable bidders or purchasers of such Collateral, which restrictions as to prospective bidders or purchasers the parties agree are commercially reasonable. The parties agree that written notice mailed to Debtor ten (10) business days prior to the date of public sale of the Collateral or ten (10) business days prior to the date after which private sale or any other disposition of the Collateral will be made shall constitute reasonable notice (all other notices, demands, or advertisements of any kind being hereby expressly waived), but notice given in any other reasonable manner or at any other reasonable time shall be sufficient. Debtor shall be liable for reasonable attorneys' fees and legal expenses incurred by Secured Party in enforcing any of its rights or remedies under this Agreement , and, without limiting the rights of Secured Party, the proceeds of disposition may be applied, in Secured Party's discretion, to payment of such reasonable attorneys' fees and legal expenses. EACH OF SECURED PARTY AND DEBTOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED AGAINST DEBTOR IN RESPECT OF THE CMF RQI NOTE, ANY OTHER OBLIGATIONS OR THE ENFORCEMENT OF ANY RIGHTS GRANTED TO SECURED PARTY UNDER THIS SECURITY AGREEMENT.

         Notwithstanding the foregoing, if an Event of Default, other than an Event of Default relating to any failure to make timely and full payment of any of the Obligations, is curable, and if Debtor has not been given a notice of a similar default within the preceding twelve (12) months, such default may be cured (and no Event of Default will have occurred) if Debtor after receiving written notice from Secured Party demanding cure of such default: (a) cures the default within ten (10) days; or (b) if the cure reasonably requires more than ten (10) days, immediately initiates steps which Secured Party deems in Secured Party's sole discretion to be sufficient to cure the default and thereafter diligently and continuously pursues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical, but in no event later than sixty (60) days after the end of such ten (10) day period.

         F. Failure of Secured Party to exercise any right or remedy under this Agreement , or delay by Secured Party in exercising same, will not operate as a waiver thereof. No waiver by Secured Party will be effective unless and until it is in written form and signed by Secured Party. Secured Party shall have no obligation to resort to the Collateral or any other security which is or may become available to it.

         G. This Agreement, the CMF RQI Note, any amendments or replacements hereof and thereof, and the legality, validity and performance of the terms hereof and thereof, shall be governed by, enforced, determined and construed in all respects in accordance with the internal laws of the State of Maryland (i.e., the laws other than those relating to conflict of laws rules) applicable to contracts, transactions and obligations entered into and to be performed in the State of Maryland.

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


         Debtor hereby agrees that any suit, action or proceeding with respect to this Agreement, the CMF RQI Note, any amendments or any replacement hereof and thereof, and any transactions relating hereto or thereto may be brought in the state courts of the State of Maryland, and Debtor hereby irrevocably consents and submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding. Debtor agrees that service of process on Debtor in any such suit, action or proceeding may be made by certified United States mail, postage prepaid, return receipt requested, to Debtor c/o Carl M. Freeman Associates, Inc., 11325 Seven Locks Road, Potomac, Maryland 20854, or to such other address furnished by notice given in accordance with Paragraph H of this Agreement. Debtor hereby waives, and agrees not to assert against the Secured Party (or any assignee thereof), by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he is not personally subject to the jurisdiction of the above-named courts or that his property is exempt or immune from setoff, execution or attachment, either prior to judgment or in aid of execution and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper or that this Agreement, the CMF RQI Note or any amendments or any replacements thereof may not be enforced in or by such courts.

         This Agreement and the rights, powers and duties set forth herein shall be binding upon Debtor, his estate, successors, personal representatives, heirs and assigns and shall inure to the benefit of Secured Party, its successors and assigns (including, without limitation, any assignee of the CMF RQI Note or any part thereof). In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof.

         H. Notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given when personally delivered or three business days after being sent by certified United States mail, postage prepaid, return receipt requested, addressed to the applicable party at the address of such party set forth below or to such other address furnished by notice given in accordance with this Paragraph H.

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



         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                   DEBTOR:
                                   -------

                                    /s/ Joshua M. Freeman
                                    ---------------------
                                   Joshua M. Freeman

                                   Address: c/o Carl M. Freeman Associates, Inc.
                                            11325 Seven Locks Road
                                            Potomac, Maryland  20854

                                   SECURED PARTY:
                                   --------------
                                   CARL M. FREEMAN ASSOCIATES, INC.,
                                   a Maryland corporation

                                   By: /s/ T. Michael Nally
                                     ---------------------------
                                       T. Michael Nally
                                       Vice President

                                   Address:  Cabin John Center
                                             11325 Seven Locks Road
                                             Potomac, Maryland  20854